EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2015 FOURTH QUARTER AND YEAR END RESULTS

•	Distributable cash flow from continuing operations increased 42% compared to the year ended 2014

•	Adjusted EBITDA from continuing operations increased 26% compared to the year ended 2014

•	Distribution coverage ratio for fiscal year 2015 of 1.00 times

•	No capital markets dependency in 2016

KILGORE, Texas, February 24, 2016/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2015.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, said, "I am pleased with the fourth quarter 2015 performance and our full year results. For the quarter, our distribution coverage ratio was 1.07x. For the year ended 2015, our distribution coverage ratio was 1.00x as we achieved record levels of distributable cash flow. Our overall business and asset performance was strong during the fourth quarter in an increasingly challenging environment. We continue to see the benefits of multiple lines of business as our diversification creates stability of cash flow. On a consolidated basis, our cash flow exceeded internal forecast for the full year by approximately $2.0 million. Further, our distance from the wellhead and our refinery services centric model has continued to deliver solid performance in these conditions.

"Looking across our segments and starting with our Natural Gas Services segment, we experienced strong cash flow from both our Cardinal Gas Storage assets and our refinery grade butane businesses. As anticipated, during 2015, the Natural Gas Services segment became our largest cash flow contributor across MMLP’s four segments. Due to our new natural gas liquids rail terminal facility and the full year impact of our West Texas LPG Pipeline joint venture, we exceeded our cash flow guidance by approximately $2.4 million. We anticipate that the Natural Gas Services segment will again be our largest cash flow contributor in 2016.

"In our Terminalling and Storage segment, we met our cash flow forecast in the fourth quarter by experiencing stronger than anticipated performance in our legacy specialty terminals. For the full year 2015, our Terminalling and Storage segment cash flow was $4.7 million below our guidance level due to underperformance within our Martin Lubricants platform and lower than forecasted crude oil throughput at our Corpus Christi Crude Terminal. The lubricants division underperformed due to consistently weak market conditions throughout 2015. This is especially true during the first half of the year when base oil margins were at record low levels. Offsetting this weakness was better than projected cash flow at the Smackover refinery.

"During the fourth quarter, the pure sulfur side exceeded forecast in both the molten and prilled sulfur lines of business. Volumes within our fertilizer business decreased during the quarter, however, sales migrated to higher margin product lines. For 2015, we exceeded full year guidance by more than $8.6 million in the Sulfur Services segment based on margin improvement as raw material costs declined. Our Sulfur Services segment has proven to be resilient, even approaching a counter-cyclical nature to the current commodity price environment. Based on 2016 agricultural planting forecasts, we are optimistic that fertilizer performance within our Sulfur Services segment will again be strong.

"In the fourth quarter, our Marine Transportation segment experienced a slight recovery from third quarter performance, however it did not achieve our forecasted performance due to lower than anticipated utilization and unanticipated repair and maintenance expenses. For the full year, cash flow was approximately $4.3 million below our guidance primarily attributed to two offshore vessels being non-operational during the second half of 2015 and higher than forecasted repair and maintenance expenses.

"Looking ahead, MMLP has modest capital requirements for 2016. We do not anticipate needing to access the capital markets during the year as our growth capital expenditures are forecasted to be less than $30 million. We envision utilizing our revolving credit facility for these growth capital needs. Our maintenance capital expenditures should be in-line with prior years, between $15 and $20 million. In all, we continue to believe in our diverse refinery services based model and are confident we can perform through all commodity price cycles."

The Partnership's distributable cash flow from continuing operations for the fourth quarter of 2015 was $35.8 million. This compared to distributable cash flow from continuing operations for the fourth quarter of 2014 of $33.5 million, an increase of 7%.

The Partnership's distributable cash flow from continuing operations for the year ended December 31, 2015 was $133.9 million. This compared to distributable cash flow from continuing operations for the year ended December 31, 2014 of $94.4 million, an increase of 42%.

The Partnership's adjusted EBITDA from continuing operations for the fourth quarter of 2015 was $51.4 million. This compared to adjusted EBITDA from continuing operations for the fourth quarter of 2014 of $42.5 million.  Net income for the fourth quarter of 2015 was $6.8 million, or $0.08 per limited partner unit. Net income was negatively impacted by $9.3 million and $1.3 million in non-cash asset impairment charges in the Partnership's Terminalling and Storage and Marine Transportation segments, respectively, or $0.26 and $0.04 per limited partner unit. These non-cash transactions negatively impacted earnings but had no impact on distributable cash flow. Net income for the fourth quarter of 2014 was $4.4 million, which resulted in a loss per limited partner unit of $0.07 after the incentive distribution rights were allocated to the general partner.

The Partnership's adjusted EBITDA from continuing operations for the year ended December 31, 2015 was $188.3 million. This compared to adjusted EBITDA from continuing operations for the year ended December 31, 2014 of $149.0 million, an increase of 26%. Net income for the year ended December 31, 2015 was $38.4 million, or $0.62 per limited partner unit. Net income was negatively impacted by $9.3 million and $1.3 million in non-cash asset impairment charges in the Partnership's Terminalling and Storage and Marine Transportation segments, respectively, or $0.26 and $0.04 per limited partner unit. Specific to the Terminalling and Storage segment impairment, the Partnership elected to discontinue pursuing its splitter project in the Corpus Christi market based on the federal government's decision to lift the exportation ban on crude oil. As a result of a $30.1 million non-cash reduction in the carrying value of the Partnership's 42.2% unconsolidated investment in Cardinal, the Partnership reported a net loss for the year ended December 31, 2014 of $11.7 million, or a loss of $0.49 per limited partner unit. The reduction of the Cardinal investment occurred as a result of the Partnership's acquisition of the 57.8% controlling interest on August 29, 2014. The year ended December 31, 2014 also included a $3.4 million non-cash asset impairment charge related to one offshore tug and barge unit in the Partnership's Marine Transportation segment. These non-cash transactions negatively impacted earnings but had no impact on distributable cash flow.

Revenues for the fourth quarter of 2015 were $254.4 million compared to $377.0 million for the fourth quarter of 2014. Revenues were $1.0 billion for the year ended December 31, 2015 compared to $1.6 billion for the year ended December 31, 2014. The decline in revenues is attributable primarily to significantly lower natural gas liquids prices.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

The Partnership had no net income, distributable cash flow or adjusted EBITDA from discontinued operations related to the Floating Storage Assets in the fourth quarter of 2015. This compared to a net loss from discontinued operations of $2.3 million, or $0.07 per limited partner unit, and distributable cash flow and adjusted EBITDA from discontinued operations of negative $1.8 million for the fourth quarter of 2014.

The Partnership had net income from discontinued operations for the year ended December 31, 2015 of $1.2 million, or $0.02 per limited partner unit. Distributable cash flow and adjusted EBITDA from discontinued operations were negative $0.2 million for the year ended December 31, 2015.

Discontinued operations resulted in a net loss of $5.3 million, or $0.22 per limited partner unit, for the year ended December 31, 2014. Distributable cash flow and adjusted EBITDA from discontinued operations were negative $3.8 million for the year ended December 31, 2014.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2015 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on February 29, 2016.

Investors' Conference Call

An investors’ conference call to review the fourth quarter results will be held on Thursday, February 25, 2016, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 25, 2016 through 10:59 p.m. Central Time on March 8, 2016. The access code for the conference call and the audio replay is Conference ID No. 34231812. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners L.P.

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transport and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles

(“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unit holders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2015	2014
Assets
Cash	$31	$42
Trade and accrued accounts receivable, less allowance for doubtful accounts of $430 and $1,620 respectively	74,355	134,173
Product exchange receivables	1,050	3,046
Inventories	75,870	88,718
Due from affiliates	10,126	14,512
Fair value of derivatives	675	—
Other current assets	5,718	6,772
Assets held for sale	—	40,488
Total current assets	167,825	287,751

Property, plant and equipment, at cost	1,387,814	1,343,674
Accumulated depreciation	(404,574)	(345,397)
Property, plant and equipment, net	983,240	998,277

Goodwill	23,802	23,802
Investment in unconsolidated entities	132,292	134,506
Notes receivable - Martin Energy Trading LLC	15,000	15,000
Intangibles and other assets, net	58,314	81,465
	$1,380,473	$1,540,801
Liabilities and Partners’ Capital
Trade and other accounts payable	$81,180	$125,332
Product exchange payables	12,732	10,396
Due to affiliates	5,738	4,872
Income taxes payable	985	1,174
Other accrued liabilities	18,533	21,801
Total current liabilities	119,168	163,575

Long-term debt, net	865,003	888,887
Fair value of derivatives	206	—
Other long-term obligations	2,217	2,668
Total liabilities	986,594	1,055,130
Commitments and contingencies
Partners’ capital	393,879	485,671
	$1,380,473	$1,540,801

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2015	2014	2013
Revenues:
Terminalling and storage *	$132,945	$130,506	$115,965
Marine transportation *	78,753	91,372	95,496
Natural gas storage services *	64,858	22,991	—
Sulfur services	12,270	12,149	12,004
Product sales: *
Natural gas services	458,302	990,844	966,909
Sulfur services	157,891	203,322	201,120
Terminalling and storage	131,825	190,957	221,245
	748,018	1,385,123	1,389,274
Total revenues	1,036,844	1,642,141	1,612,739

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	413,795	948,765	928,725
Sulfur services *	114,766	159,782	157,723
Terminalling and storage *	112,836	172,069	195,640
	641,397	1,280,616	1,282,088
Expenses:
Operating expenses *	183,466	184,049	170,155
Selling, general and administrative *	36,788	36,316	29,236
Impairment of long lived assets	10,629	3,445	—
Depreciation and amortization	92,250	68,830	50,962
Total costs and expenses	964,530	1,573,256	1,532,441
Other operating income (loss)	(2,161)	(1,014)	1,166
Operating income	70,153	67,871	81,464

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	8,986	5,466	(53,048)
Debt prepayment premium	—	(7,767)	(272)
Interest expense, net	(43,292)	(42,203)	(42,495)
Gain on retirement of senior unsecured notes	1,242	—	—
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	—	(30,102)	—
Other, net	1,124	1,505	542
Total other income (expense)	(31,940)	(73,101)	(95,273)
Net income (loss) before taxes	38,213	(5,230)	(13,809)
Income tax expense	(1,048)	(1,137)	(753)
Income (loss) from continuing operations	37,165	(6,367)	(14,562)
Income (loss) from discontinued operations, net of income taxes	1,215	(5,338)	1,208
Net income (loss)	38,380	(11,705)	(13,354)
Less general partner's interest in net (income) loss	(16,338)	(3,503)	267
Less (income) loss allocable to unvested restricted units	(140)	32	40
Limited partner's interest in net income (loss)	$21,902	$(15,176)	$(13,047)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2015	2014	2013
Revenues:
Terminalling and storage	$78,233	$74,467	$71,517
Marine transportation	27,724	24,389	24,654
Natural gas services	878	—	—
Product sales	5,671	7,661	4,698
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	25,797	37,703	32,639
Sulfur services	16,579	18,390	18,161
Terminalling and storage	17,718	36,341	48,868
Expenses:
Operating expenses	77,871	79,577	70,333
Selling, general and administrative	24,968	23,679	17,689

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2015	2014	2013
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$21,208	$(8,255)	$(14,227)
Discontinued operations	694	(6,921)	1,180
	$21,902	$(15,176)	$(13,047)
General partner interest:
Continuing operations	$15,821	$1,906	$(291)
Discontinued operations	517	1,597	24
	$16,338	$3,503	$(267)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.60	$(0.27)	$(0.54)
Discontinued operations	0.02	(0.22)	0.04
	$0.62	$(0.49)	$(0.50)

Weighted average limited partner units - basic	35,309	30,785	26,558

Diluted:
Continuing operations	$0.60	$(0.27)	$(0.54)
Discontinued operations	0.02	(0.22)	0.04
	$0.62	$(0.49)	$(0.50)

Weighted average limited partner units - diluted	35,372	30,785	26,558

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common		General Partner
	Units	Amount	Amount	Total
Balances – December 31, 2012	26,566,776	$349,490	$8,472	$357,962

Net loss	—	(13,087)	(267)	(13,354)
Issuance of restricted units	64,500	—	—	—
Forfeiture of restricted units	(250)	—	—	—
General partner contribution	—	—	37	37
Cash distributions ($3.11 per unit)	—	(82,735)	(1,853)	(84,588)
Excess purchase price over carrying value of acquired assets	—	(301)	—	(301)
Unit-based compensation	—	911	—	911
Purchase of treasury units	(6,000)	(250)	—	(250)
Balances – December 31, 2013	26,625,026	254,028	6,389	260,417

Net income (loss)	—	(15,208)	3,503	(11,705)
Issuance of common units	8,743,386	331,728	—	331,728
Issuance of restricted units	8,900	—	—	—
Forfeiture of restricted units	(5,000)	—	—	—
General partner contribution	—	—	7,007	7,007
Cash distributions ($3.18 per unit)	—	(95,197)	(2,171)	(97,368)
Excess purchase price over carrying value of acquired assets	—	(4,948)	—	(4,948)
Unit-based compensation	—	817	—	817
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances – December 31, 2014	35,365,912	470,943	14,728	485,671

Net income	—	22,042	16,338	38,380
Issuance of common units	—	(590)	—	(590)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,250)	—	—	—
General partner contribution	—	—	55	55
Cash distributions ($3.25 per unit)	—	(115,229)	(18,087)	(133,316)
Reimbursement of excess purchase price over carrying value of acquired assets	—	2,250	—	2,250
Unit-based compensation	—	1,429	—	1,429
Balances – December 31, 2015	35,456,612	$380,845	$13,034	$393,879

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income (loss)	$38,380	$(11,705)	$(13,354)
Less: (Income) loss from discontinued operations	(1,215)	5,338	(1,208)
Net income (loss) from continuing operations	37,165	(6,367)	(14,562)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92,250	68,830	50,962
Amortization of deferred debt issue costs	4,859	6,263	3,700
Amortization of discount on notes payable	—	1,305	306
Amortization of premium on notes payable	(324)	(245)	—
(Gain) loss on disposition or sale of property, plant, and equipment	2,149	1,353	(217)
Gain on sale of equity method investment	—	—	(750)
Gain on retirement of senior unsecured notes	(1,242)	—	—
Impairment of long lived assets	10,629	3,445	—
Equity in (earnings) loss of unconsolidated entities	(8,986)	(5,466)	53,048
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	—	30,102	—
Derivative (income)	(3,107)	(5,877)	—
Net cash received for commodity derivatives	143	3	—
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	2,495	6,692	—
Unit-based compensation	1,429	817	911
Preferred dividends from Martin Energy Trading	—	1,498	1,738
Return on investment	11,200	2,600	—
Other	—	—	6
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	59,479	29,025	26,270
Product exchange receivables	1,996	(319)	689
Inventories	12,799	5,680	4,559
Due from affiliates	4,386	(2,413)	1,244
Other current assets	891	4,123	(5,432)
Trade and other accounts payable	(44,153)	(26,349)	(9,978)
Product exchange payables	2,336	801	(2,592)
Due to affiliates	866	2,276	(1,203)
Income taxes payable	(189)	(30)	(357)
Other accrued liabilities	(2,802)	1,084	10,749
Change in other non-current assets and liabilities	(345)	181	(1,449)
Net cash provided by continuing operating activities	183,924	119,012	117,642
Net cash used in discontinued operating activities	(1,352)	(3,432)	(5,459)
Net cash provided by operating activities	182,572	115,580	112,183
Cash flows from investing activities:
Payments for property, plant, and equipment	(65,791)	(84,307)	(92,243)
Acquisitions, net of cash acquired	—	(102,696)	(31,321)
Payments for plant turnaround costs	(1,908)	(3,974)	—
Proceeds from sale of property, plant, and equipment	2,644	1,030	5,576
Proceeds from sale of equity method investment	—	—	750
Proceeds from involuntary conversion of property, plant and equipment	—	2,475	2,200
Investments in unconsolidated entities	—	(134,030)	—
Return of investments from unconsolidated entities	—	225	1,738
Contributions to unconsolidated entities for operations	—	(3,386)	(30,877)
Net cash used in continuing investing activities	(65,055)	(324,663)	(144,177)
Net cash provided by (used in) discontinued investing activities	41,250	—	(42,600)
Net cash used in investing activities	(23,805)	(324,663)	(186,777)
Cash flows from financing activities:
Payments of long-term debt	(308,836)	(1,533,087)	(650,000)
Payments of notes payable and capital lease obligations	—	—	(8,809)
Proceeds from long-term debt	282,000	1,493,250	839,000
Net proceeds from issuance of common units	(590)	331,728	—
General partner contributions	55	7,007	37
Excess purchase price over carrying value of acquired assets	—	(4,948)	(301)
Reimbursement of excess purchase price over carrying value of acquired assets	2,250	—	—
Purchase of treasury units	—	(277)	(250)
Payments of debt issuance costs	(341)	(3,722)	(9,115)
Cash distributions paid	(133,316)	(97,368)	(84,588)
Net cash provided by (used in) financing activities	(158,778)	192,583	85,974

Net increase (decrease) in cash	(11)	(16,500)	11,380
Cash at beginning of year	42	16,542	5,162
Cash at end of year	$31	$42	$16,542

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 29, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$138,614	$135,697	$2,917	2%
Products	131,826	190,957	(59,131)	(31)%
Total revenues	270,440	326,654	(56,214)	(17)%

Cost of products sold	115,460	175,246	(59,786)	(34)%
Operating expenses	83,917	83,504	413	—%
Selling, general and administrative expenses	3,804	3,565	239	7%
Impairment of long lived assets	9,305	—	9,305
Depreciation and amortization	38,731	37,622	1,109	3%
	19,223	26,717	(7,494)	(28)%
Other operating income (loss)	(473)	290	(763)	263%
Operating income	$18,750	$27,007	$(8,257)	(31)%

Lubricant sales volumes (gallons)	22,909	32,418	(9,509)	(29)%
Shore-based throughput volumes (gallons)	159,598	253,262	(93,664)	(37)%
Smackover refinery throughput volumes (barrels per day)	6,162	6,159	3	—%
Corpus Christi crude terminal throughput volumes (barrels per day)	154,381	164,223	(9,842)	(6)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$135,697	$120,717	$14,980	12%
Products	190,957	221,249	(30,292)	(14)%
Total revenues	326,654	341,966	(15,312)	(4)%

Cost of products sold	175,246	197,974	(22,728)	(11)%
Operating expenses	83,504	74,441	9,063	12%
Selling, general and administrative expenses	3,565	3,238	327	10%
Depreciation and amortization	37,622	31,823	5,799	18%
	26,717	34,490	(7,773)	(23)%
Other operating income	290	792	(502)	63%
Operating income	$27,007	$35,282	$(8,275)	(23)%

Lubricant sales volumes (gallons)	32,418	39,342	(6,924)	(18)%
Shore-based throughput volumes (gallons)	253,262	270,522	(17,260)	(6)%
Smackover refinery throughput volumes (barrels per day)	6,159	6,912	(753)	(11)%
Corpus Christi crude terminal (barrels per day)	164,223	108,652	55,571	51%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$64,858	$22,991	$41,867	182%
Products	458,302	990,844	(532,542)	(54)%
Total revenues	523,160	1,013,835	(490,675)	(48)%

Cost of products sold	416,404	950,742	(534,338)	(56)%
Operating expenses	23,979	10,797	13,182	122%
Selling, general and administrative expenses	9,791	8,596	1,195	14%
Depreciation and amortization	34,072	13,090	20,982	160%
	38,914	30,610	8,304	27%
Other operating loss	(303)	—	(303)
Operating income	$38,611	$30,610	$8,001	26%

Distributions from unconsolidated entities	$11,200	$4,323	$6,877	159%

NGLs Volumes (barrels)	14,340	16,448	(2,108)	(13)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$22,991	$—	$22,991
Products	990,844	966,909	23,935	2%
Total revenues	1,013,835	966,909	46,926	5%

Cost of products sold	950,742	930,315	20,427	2%
Operating expenses	10,797	3,918	6,879	176%
Selling, general and administrative expenses	8,596	3,731	4,865	130%
Depreciation and amortization	13,090	962	12,128	1,261%
	30,610	27,983	2,627	9%
Other operating income	—	20	(20)	(100)%
Operating income	$30,610	$28,003	$2,607	9%

Distributions from unconsolidated entities	$4,323	$3,476	$847	24%

NGLs Volumes (barrels)	16,448	14,874	1,574	11%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$12,270	$12,149	$121	1%
Products	157,891	203,322	(45,431)	(22)%
Total revenues	170,161	215,471	(45,310)	(21)%

Cost of products sold	115,133	160,144	(45,011)	(28)%
Operating expenses	15,279	17,136	(1,857)	(11)%
Selling, general and administrative expenses	3,805	4,359	(554)	(13)%
Depreciation and amortization	8,455	8,176	279	3%
	27,489	25,656	1,833	7%
Other operating loss	(376)	—	(376)
Operating income	$27,113	$25,656	$1,457	6%

Sulfur (long tons)	856.0	848.0	8.0	1%
Fertilizer (long tons)	274.0	306.0	(32.0)	(10)%
Sulfur services volumes (long tons)	1,130.0	1,154.0	(24.0)	(2)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$12,149	$12,004	$145	1%
Products	203,322	201,120	2,202	1%
Total revenues	215,471	213,124	2,347	1%

Cost of products sold	160,144	158,085	2,059	1%
Operating expenses	17,136	16,975	161	1%
Selling, general and administrative expenses	4,359	4,083	276	7%
Depreciation and amortization	8,176	7,979	197	2%
Operating income	$25,656	$26,002	$(346)	(1)%

Sulfur (long tons)	848.0	837.0	11.0	1%
Fertilizer (long tons)	306.0	273.0	33.0	12%
Sulfur services volumes (long tons)	1,154.0	1,110.0	44.0	4%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$81,784	$97,049	$(15,265)	(16)%
Operating expenses	63,412	77,964	(14,552)	(19)%
Selling, general and administrative expenses	417	1,084	(667)	(62)%
Impairment of long lived assets	1,324	3,445	(2,121)	(62)%
Depreciation and amortization	10,992	9,942	1,050	11%
	5,639	4,614	1,025	22%
Other operating loss	(1,009)	(1,304)	295	(23)%
Operating income	$4,630	$3,310	$1,320	40%

Comparative Results of Operations for the Twelve Months Ended December 31, 2014 and 2013

	Year Ended December 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$97,049	$99,511	$(2,462)	(2)%
Operating expenses	77,964	79,306	(1,342)	(2)%
Selling, general and administrative expenses	1,084	1,347	(263)	(20)%
Impairment of long lived assets	3,445	—	3,445
Depreciation and amortization	9,942	10,198	(256)	(3)%
	4,614	8,660	(4,046)	(47)%
Other operating income (loss)	(1,304)	354	(1,658)	468%
Operating income	$3,310	$9,014	$(5,704)	(63)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and twelve months ended December 31, 2015 and 2014, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss)	$6,841	$4,374	$38,380	$(11,705)
Less: (Income) loss from discontinued operations, net of income taxes	—	2,290	(1,215)	5,338
Income (loss) from continuing operations	6,841	6,664	37,165	(6,367)
Adjustments:
Interest expense	10,827	7,852	43,292	42,203
Income tax (benefit) expense	234	183	1,048	1,137
Depreciation and amortization	23,513	24,554	92,250	68,830
EBITDA	41,415	39,253	173,755	105,803
Adjustments:
Equity in (income) loss of unconsolidated entities	(3,234)	(1,169)	(8,986)	(5,466)
(Gain) loss on sale of property, plant and equipment	398	1,407	2,149	1,353
Gain on retirement of senior unsecured notes	(514)	—	(1,242)	—
Impairment of long lived asset	10,629	—	10,629	3,445
Unrealized mark to market on commodity derivatives	(1,033)	818	(675)	818
Reduction in fair value of investment in Cardinal due to purchase of the controlling interest	—	—	—	30,102
Debt prepayment premium	—	—	—	7,767
Distributions from unconsolidated entities	3,400	2,000	11,200	4,323
Unit-based compensation	349	228	1,429	817
Adjusted EBITDA	51,410	42,537	188,259	148,962
Adjustments:
Interest expense	(10,827)	(7,852)	(43,292)	(42,203)
Income tax benefit (expense)	(234)	(183)	(1,048)	(1,137)
Amortization of deferred debt issuance costs	717	848	4,859	6,263
Amortization of debt discount	—	—	—	1,305
Amortization of debt premium	(78)	(81)	(324)	(245)
Unrealized mark to market on interest rate derivatives	206	(489)	206	—
Payments for plant turnaround costs	(154)	26	(1,908)	(3,974)
Maintenance capital expenditures	(5,281)	(1,296)	(12,902)	(14,556)
Distributable Cash Flow	$35,759	$33,510	$133,850	$94,415

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for each of the quarters in the year ended December 31, 2015 and 2014, which represents Distributable Cash Flow from discontinued operations.

	2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	YTD
Income from discontinued operations, net of income taxes	$1,215	$—	$—	$—	$1,215
Adjustments:
Gain on sale of property, plant and equipment	(1,462)	—	—	—	(1,462)
Distributable Cash Flow from discontinued operations	$(247)	$—	$—	$—	$(247)

	2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	YTD
Loss from discontinued operations, net of income taxes	$(589)	$(1,292)	$(1,167)	$(2,290)	$(5,338)
Adjustments:
Depreciation and amortization	383	383	286	482	1,534
Distributable Cash Flow from discontinued operations	$(206)	$(909)	$(881)	$(1,808)	$(3,804)